AMENDMENT NO. 9

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Mutual Funds)

Thrivent Mutual Funds (“TMF”) and Thrivent Asset Management, LLC (“TAM”) hereby agree that, effective September 1, 2015, the Investment Advisory Agreement dated January 1, 2006 between TMF and TAM is hereby amended to reflect that Thrivent Partner Small Cap Growth Fund and Thrivent Partner Small Cap Value Fund merged into Thrivent Small Cap Stock Fund, Thrivent Mid Cap Growth Fund and Thrivent Partner Mid Cap Value Fund merged into Thrivent Mid Cap Stock Fund, and Thrivent Natural Resources Fund merged into Thrivent Large Cap Stock Fund. Exhibit A is also hereby amended to reflect amended fee schedules for Thrivent Aggressive Allocation Fund, Thrivent Moderately Aggressive Allocation Fund, Thrivent Moderate Allocation Fund, and Thrivent Moderately Conservative Allocation Fund. A revised Exhibit A is attached hereto.

THRIVENT MUTUAL FUNDS

By:	/s/ David S. Royal
David S. Royal
President

THRIVENT ASSET MANAGEMENT, LLC

By:	/s/ Russell W. Swansen
Russell W. Swansen
President

EXHIBIT A

TO

THRIVENT MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT

Dated September 1, 2015

1.	Thrivent Aggressive Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.75% of the first $500 million of average daily net assets, 0.725% of the next $1.5 billion of average daily net assets, 0.70% of the next $3 billion of average daily net assets, 0.675% of the next $5 billion of average daily net assets, and 0.65% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

2.	Thrivent Moderately Aggressive Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.70% of the first $500 million of average daily net assets, 0.675% of the next $1.5 billion of average daily net assets, 0.65% of the next $3 billion of average daily net assets, 0.625% of the next $5 billion of average daily net assets, and 0.60% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

3.	Thrivent Moderate Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.65% of the first $500 million of average daily net assets, 0.625% of the next $1.5 billion of average daily net assets, 0.60% of the next $3 billion of average daily net assets, 0.575% of the next $5 billion of average daily net assets, and 0.55% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

4.	Thrivent Moderately Conservative Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.60% of the first $500 million of average daily net assets, 0.575% of the next $1.5 billion of average daily net assets, 0.55% of the next $3 billion of average daily net assets, 0.525% of the next $5 billion of average daily net assets, and 0.50% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

5.	Thrivent Small Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $200 million of average daily net assets, 0.650% of the next $800 million of average daily net assets, 0.600% of the next $1.5 billion of average daily net assets, 0.550% of the next $2.5 billion of average daily net assets, and 0.525% of average daily net assets over $5 billion.

6.	Thrivent Mid Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $200 million of average daily net assets, 0.650% of the next $800 million of average daily net assets, 0.600% of the next 1.5 billion of average daily net assets, 0.550% of the next $2.5 billion of average daily net assets, and 0.525% of average daily net assets over $5 billion.

7.	Thrivent Partner Worldwide Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.900% of the first $250 million of average daily net assets, 0.850% of the next $750 million of average daily net assets, and 0.800% of average daily net assets over $1 billion.

8.	Thrivent Partner Emerging Markets Equity Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 1.20% of the first $50 million of average daily net assets and 1.07% of average daily net assets over $50 million.

9.	Thrivent Large Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.750% of the first $500 million of average daily net assets, 0.700% of the next $500 million of average daily net assets, 0.650% of the next $1.5 billion of average daily net assets, 0.600% of the next $2.5 billion of average daily net assets, and 0.575% of average daily net assets over $5 billion.

10.	Thrivent Large Cap Value Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of average daily net assets.

11.	Thrivent Large Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.650% of the first $500 million of average daily net assets, 0.575% of the next $500 million of average daily net assets, 0.500% of the next $1 billion of average daily net assets, 0.475% of the next $500 million of average daily net assets, 0.450% of the next $2.5 billion of average daily net assets, and 0.425% of average daily net assets over $5 billion.

12.	Thrivent Growth and Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.650% of the first $250 million of average daily net assets and 0.600% of average daily net assets over $250 million.

13.	Thrivent Balanced Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.550% of the first $500 million of average daily net assets, 0.500% of the next $500 million of average daily net assets, 0.475% of the next $1.5 billion of average daily net assets, 0.450% of the next $2.5 billion of average daily net assets, and 0.425% of average daily net assets over $5 billion.

14.	Thrivent High Yield Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.400% of the first $500 million of average daily net assets, 0.350% of the next $500 million of average daily net assets, and 0.300% of average daily net assets over $1 billion.

15.	Thrivent Diversified Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.550% of average daily net assets.

16.	Thrivent Municipal Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of the first $500 million of average daily net assets, 0.400% of the next $500 million of average daily net assets, 0.350% of the next $1.5 billion of average daily net assets, 0.325% of the next $2.5 billion of average daily net assets, and 0.300% of average daily net assets over $5 billion.

17.	Thrivent Income Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.350% of the first $500 million of average daily net assets, 0.325% of the next $500 million of average daily net assets, and 0.300% of average daily net assets over $1 billion.

18.	Thrivent Opportunity Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of the first $500 million of average daily net assets, 0.400% of the next $500 million of average daily net assets, 0.375% of the next $1.5 billion of average daily net assets, 0.350% of the next $2.5 billion of average daily net assets, and 0.325% of average daily net assets over $5 billion.

19.	Thrivent Government Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.400% of the first $500 million of average daily net assets and 0.350% of average daily net assets over $500 million.

20.	Thrivent Limited Maturity Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.300% of the first $500 million of average daily net assets, 0.275% of the next $500 million of average daily net assets, and 0.250% of average daily net assets over $1 billion.

21.	Thrivent Money Market Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.500% of the first $500 million of average daily net assets, 0.400% of the next $250 million of average daily net assets, 0.350% of the next $250 million of average daily net assets, 0.325% of the next $1.5 billion of average daily net assets, 0.300% of the next $2.5 billion of average daily net assets, and 0.275% of average daily net assets over $5 billion.